EXHIBIT 21.1

Subsidiaries of Perot Systems Corporation
JURISDICTION OF
SUBSIDIARY	INCORPORATION

Fleetwood Personal & Marketing GmbH
Health Systems Design Corp.
HighQIT for the Manufacturing Industry GmbH
HighQIT for the manufacturing industry Slovakia s.r.o.
Hospital Revenue Associates LLC
Kay Software, Inc.
Original Solutions Limited
perot.com inc.
Perot Systems A.G.
Perot Systems Applications Solutions, Inc.
Perot Systems Asia Pacific Pte Ltd.
Perot Systems BPS, LLC
Perot Systems Business Process Solutions, Inc.
Perot Systems Business Process Solutions India Private Limited
Perot Systems B.V.
Perot Systems (Canada) Corporation
Perot Systems Communication Services, Inc.
Perot Systems (Czech Republic) s.r.o.
Perot Systems Europe (Energy Services) Limited
Perot Systems Europe Limited
Perot Systems FS Limited Partnership
Perot Systems GmbH
Perot Systems Government Healthcare Solutions, Inc.
Perot Systems Government Services, Inc.
Perot Systems Government Solutions, Inc.
Perot Systems Healthcare Services LLC
Perot Systems Healthcare Solutions, Inc.
Perot Systems Holdings Pte Ltd.
Perot Systems Hong Kong Limited
Perot Systems India Foundation
Perot Systems Investments B.V.
Perot Systems (Japan) Ltd.
Perot Systems Luxembourg S.a.r.l.
Perot Systems (Malaysia) Sdn.Bhd
Perot Systems México, S. de R.L. de C.V.
Perot Systems Nederland BV
Perot Systems Philippines, Inc.
Perot Systems Revenue Cycle Solutions, Inc.
Perot Systems Romania SRL
Perot Systems S.A.S.
Perot Systems Services Mexico, S.C.
Perot Systems (Shanghai) Consulting Co., Ltd.
Perot Systems (Singapore) Pte. Ltd.
Perot Systems S.r.l.
Perot Systems (Switzerland) GmbH
Perot Systems TSI (Bermuda) Ltd.
Perot Systems TSI (Germany) GmbH
Perot Systems TSI (Hungary) Liquidity Management LLC
Perot Systems TSI (India) Private Limited
Perot Systems TSI (Mauritius) Pvt. Ltd.
Perot Systems TSI (Middle East) FZ-LLC
Perot Systems TSI (Netherlands) B.V.	Germany
California
Germany
Slovakia
Delaware
California
Republic of Ireland
Delaware
Switzerland
Delaware
Singapore
Delaware
Texas
India
The Netherlands
Canada
Delaware
Czech Republic
England & Wales
England & Wales
Texas
Germany
Delaware
Virginia
Delaware
Delaware
Massachusetts
Singapore
Hong Kong
India
The Netherlands
Japan
Luxembourg
Malaysia
Mexico
The Netherlands
Philippines
Delaware
Romania
France
Mexico
Republic of China
Singapore
Italy
Switzerland
Bermuda
Germany
Hungary
India
Mauritius
Dubai-United Arab Emirates
The Netherlands

JURISDICTION OF
SUBSIDIARY	INCORPORATION
Perot Systems (UK) Ltd.
Persys Ireland Limited
Persys TSI (Ireland) Limited
Protega Services, LLC
PrSM Corporation
PS BP Services LLC
PS eServ Corp.
PSC GP Corporation
PSC Healthcare Software, Inc.
PSC LP Corporation
PSC Management Limited Partnership
PSC Security, Inc.
QSS Group, Inc.
Solutions Consulting LLC
Technical Management, Inc.
The Technical Resource Connection, Inc.
Third Party Administration Group, Inc.
Transaction Applications Group, Inc.
TXZ Holding Company Limited
Vision Business Process Solutions, Inc.	England & Wales Republic of Ireland Ireland Virginia Tennessee Delaware Delaware Delaware Delaware Delaware Texas Delaware Maryland Delaware Nebraska Delaware Nebraska Nebraska Bermuda Delaware